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                                  EXHIBIT 2.2

                            LEAR SEATING CORPORATION

                     AGREEMENT TO FURNISH COPIES OF OMITTED
               SCHEDULES AND EXHIBITS TO STOCK PURCHASE AGREEMENT

                     Pursuant to Item 601(b)(2) of Regulation S-K, Lear Seating Corporation ("Registrant") is not filing as exhibits to its Current Report on Form 8-K/A copies of the Exhibits and Schedules, other than Exhibits A, F and G, identified on page 100 of the Stock Purchase Agreement which is so filed as
Exhibit 2.1 thereto.

    Registrant agrees to furnish to the Securities and Exchange Commission upon request copies of such Exhibit and Schedules.

                                                 LEAR SEATING CORPORATION
                                                 (Registrant)


                                                 /s/ James H. Vandenberghe
                                                 -------------------------
                                                 James H. Vandenberghe
                                                 Executive Vice President
                                                 Chief Financial Officer


Dated:  February 28, 1995